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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30039, 333-79133, 333-50554, 333-39820 and 333-58374) pertaining to the 1996 Stock Plan, Employee Stock Purchase Plan, Non-Employee Directors' Stock Option Plan, Certain Non-Plan Stock Option Agreements and the 1993 Stock Option Plan of PanVera Corporation and in the Registration Statements on Form S-3 (Nos. 333-32204 and 333-55150) and in this Form 8-K/A of our report dated October 20, 2000 with respect to the financial statements of PanVera Corporation included in Registration Statement File No. 333-54638 of Aurora Biosciences Corporation. It should be noted that we have not audited any financial statement of PanVera Corporation subsequent to September 30, 2000 or performed any audit procedures subsequent to the date of our report.



/s/ ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
May 1, 2001